Exhibit 99.3

ASTEX TECHNOLOGY LIMITED
436 Cambridge Science Park
Milton Road
Cambridge CB4 0QA

STATEMENT OF MAIN TERMS AND CONDITIONS OF
EMPLOYMENT

Statement of Terms of Employment pursuant to the Employment Rights Act 1996. This statement, which supersedes all previous statements, sets out particulars of the terms and conditions as at the date of your signature below, under which you are employed by Astex Technology Limited (“the Company”).

Name of Employee:	Martin Buckland

Address:

Date of Birth:	27th June 1954

Job Title:	Chief Business Officer / Vice-President Business Development

Start Date:	13th September 2004

Salary per annum:	£130,000

Share Options:	40,000

Acknowledgement by Employee

I agree that Part One of the attached document forms the basis of my contract of employment and acknowledge receipt of a statement of which the foregoing is a true copy.

This statement has been signed on behalf of the Company and executed and delivered as a Deed by you on the above date.

Signed on behalf of the Company	Executed and Delivered as a Deed by

/s/ Neil Jones	/s/ Martin Buckland

Dated 08 Sep 04	Dated 8/9/04

In the presence of:

	Witness:	Mrs. S.A. Buckland

	Signature:	S. Buckland

Address:

PART ONE - TERMS AND CONDITIONS

1.             Continuity of Employment

Your period of continuous employment with the Company will begin on the date set out above and is your start date.

2.             Probationary Period

You will be required to complete a probationary period of 6 months from the date of commencement of employment. Unless notified otherwise, completion of 6 months employment with Astex will be deemed as satisfactory completion of the probationary period. If during the probationary period the Company is dissatisfied with your performance, your employment may be terminated in accordance with clause 15 below or the probationary period may be extended for a further assessment of your performance.

3.             Job Content

Your job title is stated above but it is expected that if necessary you will be willing to undertake other work of which you are capable and for which you have trained or will receive training from the Company.

4.             Place of Work

Your normal place of work will be 436 Cambridge Science Park, Milton Road, Cambridge. However, the Company reserves the right at any time to require you to work at a different location either on a temporary or permanent basis upon reasonable notice.

5.             Medical

The Company reserves the right to have a suitable medical practitioner examine you at the Company’s expense and in the Company’s time in circumstances where the Company considers such an examination necessary or where you have been absent or it appears are likely to be absent for a lengthy period. The Company shall notify you of the results of any such report as your continuing employment may be affected by an unsatisfactory report.

6.             Hours of Work

Your normal hours of work will be 37 1/2 hours per week Monday to Friday (excluding meal breaks) and you are required to be at work for the Company’s core working hours of 10:00 a.m. and 4:30 p.m. each day (excluding meal breaks) unless otherwise agreed with or required by your Manager.

In addition you are required to work such further reasonable hours as are necessary for the proper performance of your duties and to meet the Company’s business requirements.

7.             Pay

Your salary is stated above and is paid in arrears on the last working day of each month by direct banker transfer. If you require any other method of payment you should contact the Financial Controller.

Your salary will be reviewed by the Company in its absolute discretion at the same time as your appraisal and review. Any pay adjustments will take effect from 1 July each year.

8.             Share Option Scheme

You will be given the opportunity to participate in the Company’s Share Option Scheme, subject to its rules, from time to time (details of which are set out in the Company’s Share Option document). If you do participate in this Scheme, that participation will be voluntary and will not constitute a contractual entitlement or give rise to any rights or remedies against the Company. By participating, you will be deemed irrevocably to have waived any such entitlement, rights or remedies.

9.             Holidays and Holiday Pay

Your holiday entitlement is 25 working days paid holiday per holiday year and in addition you will normally be entitled to receive all usual Bank and Public Holidays.

The holiday year runs from 1st January to 31st December.

If employment commences or terminates during a specific holiday year, holiday entitlement for that year will be calculated on the period actually worked, pro rated on the basis of completed calendar months.

Should any accrued holiday calculate to under .5 of a day, entitlement will be rounded down, should the calculation be .5 or over then entitlement will be rounded up.

If at the time of termination of employment you have exceeded your holiday entitlement, your final payment will be reduced accordingly.

You must give in writing  at least two weeks notice of your intention to take holiday to your Manager. The Company, whilst making every effort to meet with your wishes, reserve the right to refuse permission. Not more than 10 working days may be taken consecutively unless you make an application to the Company and written permission is given.

10.           Absence from Work

If you are late for work, or absent (for whatever cause), a telephone call must be made by you or by someone on your behalf to the Company, ideally your Manager, as soon as possible on the first day to notify the reason for absence and the probable length of time you will be off.

If you are unable to speak to your Manager initially, you must tell the person that you are speaking to, what your commitments for that day are, and what to do to ensure that these will be covered by someone else, if necessary. If you are absent for more than one day, you must keep the Company informed of your progress.

11.           Attendance

Your job is important to the Company, and to your colleagues within your department. If you are absent, then this clearly has an adverse effect on the operations of your department and places extra work and stress upon your colleagues.

The Company fully appreciates you can be affected by ill health from time to time, but persistent and frequently repeated absence is obviously viewed as a serious matter.

The Company therefore reserves the right to review your attendance if you have prolonged or frequently repeated absence from work. Medical advice will be sought, if appropriate, and your ongoing employment position may be reviewed.

12.           Statutory Sick Pay

Claiming Statutory Sick Pay

If you are absent for 4 or more days you must complete a self-certification form on return to work.

If you are unable to work through sickness or injury for more than 7 days (including weekends) you must on the eighth day of sickness submit a self-certification form to the Company to cover absences to date and a Doctor’s certificate to cover future absence. Where absence continues there must always be a current doctor’s certificate.

The information on the self-certification form is necessary to decide if you are entitled to Statutory Sick Pay and no payment of Statutory Sick Pay will be made by the Company unless this form is received.

Payment

If you receive any sickness pay or holiday pay from the Company for the relevant period, Statutory Sick Pay will be deducted from this sum.

Qualifying Days

Qualifying days for the purpose of Statutory Sick Pay will be Monday to Friday.

In the event of your pattern of work changing from these days, then your qualifying days will be those days during each week of absence on which you would have reported and been available for work if you had not been sick. Only complete days of sickness count for Statutory Sick Pay.

13.           Company’s Sick Pay

At the absolute discretion of the Company, you may be entitled to receive sick pay for up to 3 months in any period of twelve months. Sick pay is calculated on the difference between your statutory sick pay and your normal salary and will only be payable provided all relevant conditions relating to notification and proper evidence of sickness or incapacity necessary for entitlement to Statutory Sick Pay are complied with and you agree, if required by the Company, to a medical pursuant to clause 5 above.

If you receive or are entitled to receive any payment for Sickness or Industrial Injury Benefit or any other Social Security benefit an equivalent sum will be deducted from the Sick Pay payable by the Company.

If you receive damages or compensation from a third party or the Company in respect of sickness or injury then you must consider any sickness or injury payment to you by the Company as a loan, to be recovered by the Company from any damages or compensation you receive.

14.           Insurances

During your employment, you will be entitled to participate at the Company’s expense in the Company’s schemes relating to life assurance, (providing a maximum non-taxable life assurance of four times your salary), private medical expenses insurance (with an option to extend to family cover at your expense at the Company’s group rate) and permanent health insurance, subject to the rules of the said schemes and you (and where appropriate your family) continuing to be eligible to participate in or benefit from the schemes.

Applications

You will be given an application form for these schemes upon commencement of employment. You will be entitled to start in the schemes from the first day of the month following your start date (same month if you start on the first working day of the month), or the first day of the month following the date in which a completed form is received by the Financial Controller, whichever is the latest.

15.           Notice

Your employment with the Company may be terminated by either party giving the other at least three month’s written notice during your probationary period or six months written notice at any time thereafter.

The Company reserves the right to terminate this contract immediately without giving such notice by paying to you salary (less PAYE deductions) in lieu of the notice period or in lieu of the remainder of the notice period where at the Company’s request you have worked for part of the notice period.

Garden Leave:

After notice of termination has been given by either party or if you seek or indicate an intention to resign from your employment without notice, provided that you continue to be paid and enjoy your full contractual benefits until your employment terminates, the Company has the absolute discretion for all or part of your notice period to exclude you from the premises of the Company; and/or require you to carry out specified duties for the Company or to carry out no duties; and/or to instruct you not to communicate with suppliers, customers, employees, agents or representatives of the Company until your employment has terminated.

16.           Security

The Company reserves the right at all times to search you on leaving the Company’s premises without previous notice and if found in unauthorised possession of the Company’s property you may be subject to disciplinary action up to and including dismissal.

17.           Company Property

On request and in any event on termination of your employment for any reason, you are required to return to the Company all company property including any company car, company credit or charge cards, your security pass, all keys, computer hard and software including discs and all documents in whatever form together with all copies which are in your possession or under your control.

The ownership of all such property and documents will at all times remain vested in the Company. If, on leaving, any company equipment is either not returned to the Company, or is returned in a damaged condition, the Company may, depending on the circumstances, make appropriate deductions from outstanding expenses or final salary payments due.

18.           Safety

All employees are required to read and abide by the Company’s Safety Policy and if they do not understand any provisions or have any questions about the Safety Policy they must discuss the matter with the Safety Officer. In the event of failure to comply with such regulations you may be subject to disciplinary action up to and including dismissal. Details of the Safety Policy are contained in the Staff Handbook.

Should you sustain any injury during the course of your work, you should immediately report it and ensure that it is entered in the Accident Report Book located in Reception.

19.           Confidentiality

Once the contract is signed, you must not, except as authorised or required by your duties as an employee of the Company, reveal to any person, firm, company or organisation or otherwise make use of any of the trade secrets, secret or confidential operations, processes or dealings or any information (other than that within the public domain) concerning the organisation, business, finances, transactions or affairs of the Company (including lists of the customers or clients) of the Company which may come to your knowledge during your employment.

Nothing in this clause will prevent you from disclosing information to comply with a Court Order or perform any statutory obligation on you to do so.

You may also be required by the Company to sign a confidentiality agreement upon commencement of employment and you agree to abide by the terms of any such confidentiality agreement at all times.

20.           Activities During Your Employment

You will not during your employment, except with the written consent of the Chief Executive, be directly or indirectly engaged, concerned or interested in any other trade, business or occupation whatsoever. Further, you must not during your employment, except with the Company’s prior written consent, introduce to any other competing business orders for goods or services with which the Company is able to deal.

21.           Patents

You must disclose immediately to the Company any discovery or invention or secret process or improvement in procedure made or discovered by you during your employment in connection with or in any way affecting or relating to the business of the Company or capable of being used or adapted for use in or in connection with any such company (“Inventions”) which Inventions will belong to and be the absolute property of the Company or such other person, firm, company or organisation as the Company may require.

If requested by the Company (whether during or after the termination of your employment) you will at the expense of the Company apply or join in applying for letters, patent or other similar protection in the United Kingdom or any other part of the world for all Inventions and will do everything necessary (including executing documents) for vesting letters, patent or other similar protection, when obtained, and all right and title to and interest in all Inventions, in the Company absolutely and as sole beneficial owner or in such other person, firm, company or organisation as the Company may require.

You will (both during and after the termination of your employment) at the Company’s expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Company to defend or protect for the benefit of the Company all Inventions and the right and title of the Company to them.

The above provisions are without prejudice to the provisions of the Patents Act 1977.

22.           Copyright

The entire copyright and all similar rights (including future copyright, the right to register trade marks or service marks and the right to register designs and design rights) throughout the world in works of any description produced by you in the course of or in connection with your employment (“Works”) will vest in and belong to the Company absolutely throughout the world for the full periods of protection available in law including all renewals and extensions.

You will (both during and after the termination of your employment) at the Company’s request and expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Company to assure, defend or protect the rights of the Company in all Works.

For the purposes of Clause 21 and Clause 22, you hereby irrevocably and unconditionally waive in favour of the Company the moral rights conferred on you by Chapter IV Part 1 of the Copyright Designs and Patents Act 1988 in respect of any Inventions or Works in which the copyright is vested in the Company under Clause 21, this Clause 22 or otherwise.

23.           Equal Opportunities

You are required to read and abide by the Company’s Policies concerning equal opportunities and harassment.

24.           Collective Agreements

There are no collective agreements affecting your employment involving Trade Unions.

25.           Activities on Termination

For the purpose of this clause:

“relevant goods or services” are goods or services which are the same as or of a similar kind to those which in the period of 12 months before the termination of your employment have been dealt in or supplied by you in the course of your duties for the Company;

“relevant customer” means any person, firm, company or organisation with whom you have dealt in the period of 12 months before the termination of your employment and who as a result of your dealings have bought goods or services from or have been supplied with goods or services by the Company; and

“critical person” means any person who at any time during the period of 12 months before the termination of your employment was an employee, director, office or agent of the Company who by reason of their employment, appointment or engagement and particularly their seniority or expertise and knowledge of trade secrets or confidential information of the Company is likely to be able to assist or benefit a competitor of the Company.

You will not from the date of termination of your employment either on your own account (whether directly or indirectly) or as a representative employee, partner, director, financier, shareholder or agent of any other person, firm, company or organisation:-

•              for a period of 12 months have any dealings in the sale or supply of any relevant goods or services to any relevant customer; or

•              for a period of 12 months canvass or solicit orders for any relevant goods or services from any relevant customer; or

•              for a period of 12 months directly or indirectly in connection with a business the same as or materially similar to that carried on by the Company when your employment terminates solicit, induce or entice away from the Company any critical person or employ, engage or cause, procure or encourage the employment or engagement in any capacity by you or by any person, firm, company or organisation of any critical person.

The parties agree that the above periods will be reduced by one day for every day during which at the Company’s discretion pursuant to clause 15 above, you have been excluded from the Company’s premises and/or have not carried out any duties or have carried out duties other than your normal duties.

PART TWO -INFORMATION

26.           Pension

The Company does operate a pension scheme applicable to your employment and is contracted out of the state scheme. Details of the pension are found in the Staff Handbook.

27.           Normal Retiring Age

The normal retiring age for all employees is 65.

28.           Redundancy

There is no customary or agreed procedure for the selection of employees in the event of redundancy.

29.           Grievance Procedure

If you have a grievance relating to your employment you should pursue this in accordance with the Grievance Procedure contained in the Staff Handbook.

30.           Disciplinary Action

Where disciplinary action has to be taken the Company’s Disciplinary Policy Procedure and Rules will apply. This policy is contained in the Staff Handbook and all employees are required to read and abide by the policy and if they do not understand any provisions should discuss the matter with their Manager.